EXHIBIT 5.1

Anolik & Associates, p.c.

April 11, 2008

SouthPeak Interactive Corporation
3130 Fairview Park Drive, Suite 500
Falls Church, VA 22042

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4, as amended (No. 333-148691) (the “Registration Statement”) filed by SouthPeak Interactive Corporation (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), registering (i) 6,900,000 shares (the “Public Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (b) the HCFP/Brenner purchase option (the “Option”), (c) 5,980,000 Class W Warrants, each to purchase one share of Common Stock (the “Class W Warrants”), and 4,600,000 Class Z Warrants, each to purchase one share of Common Stock (the “Class Z Warrants”)(collectively, the “Public Warrants”), (e) 300,000 shares of Common Stock issuable upon exercise of the Option (the “Option Shares”), (f) 260,000 Class W Warrants and 200,000 Class Z Warrants issuable upon exercise of the Option (the “Option Warrants”), (g) 10,580,000 shares of Common Stock (the “Public Warrant Shares”) issuable upon exercise of the Public Warrants, and (h) 460,000 shares of Common Stock (the “Option Warrant Shares”) issuable upon exercise of the Option Warrants, together with any additional shares of Common Stock or warrants that may be issued by the Company pursuant to Rule 416 under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations and certificates of certain officers and employees of the Company.

Based upon the foregoing, subject to the assumptions, exceptions, qualifications and limitations set forth herein, and assuming (A) the Registration Statement has become effective under the Securities Act, (B) the stockholders of GSPAC have adopted the Reorganization Agreement, (C) the restated certificate of incorporation of SP Holdings, substantially the form filed as an exhibit to the Registration Statement, has been filed with the Secretary of State of Delaware and become in effective at the effective time of the merger, we are of the opinion that:

3130 FAIRVIEW PARK DRIVE, SUITE 500 | FALL CHURCH, VA 22042
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www.sanoliklaw.com

SouthPeak Interactive Corporation
April 11, 2008

1.      The Public Shares, when issued and delivered in accordance with and in the manner described in the Registration Statement, the Public Warrant Shares issuable upon exercise of the Public Warrants, when paid for and issued upon exercise of the Public Warrants in accordance with the terms thereof, the Option Shares issuable upon exercise of the Option, when paid for and issued upon exercise of the Option in accordance with the terms thereof, and the Option Warrant Shares issuable upon exercise of the Option Warrants, when paid for and issued upon exercise of the Option Warrants in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable.

2.      The Public Warrants and the Option, respectively, when issued and delivered in accordance with and in the manner described in the Registration Statement, and the Option Warrants issuable upon exercise of the Option, when paid for and issued upon exercise of the Option, will be the valid and binding obligations of the Company.

This opinion is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to offerings of the type contemplated by Registration Statement, and we do not express any opinion herein concerning any other laws. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and any amendments (including post-effective amendments) thereto, to the use of our name as your counsel and to all references made to us in the Registration Statement and in Proxy Statement and the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to the Act. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Anolik & Associates, P.C.

Anolik & Associates, P.C.
Falls Church, Virginia